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                                                              EXHIBIT 23.5

                     [LETTERHEAD OF McDERMOTT, WILL & EMERY]



                      CONSENT OF McDERMOTT, WILL & EMERY



     We consent to the use of our opinion, dated November 29, 1996, issued to Physician Partners, Inc., a Delaware corporation ("PPI"), as an Exhibit to the Registration Statement on Form S-4, as amended (the "Registration Statement") as filed with the Securities and Exchange Commission and to the reference to the undersigned appearing under the captions "SUMMARY--Federal Income Tax Considerations," "RISK FACTORS--Income Tax Factors" and "TERMS OF REORGANIZATION AND MERGER--Federal Income Tax Considerations" in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement.



                                       /s/ McDERMOTT, WILL & EMERY
                                       -------------------------------------
                                       McDermott, Will & Emery


Los Angeles, California
January 6, 1997